Exhibit 4.3

                           INDEMNIFICATION AGREEMENT

This Indemnification Agreement ("Agreement") is made as of April 6, 2000, by and between Timberline Software Corporation, an Oregon corporation ("Corporation"), and Thomas Coleman ("Indemnitee"), a director or officer of the Corporation.

                                   PREMISES

WHEREAS, it is essential to the Corporation to attract and retain as directors and officers the most capable persons available;

WHEREAS, the increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability and coverage of directors' and officers' liability insurance has been reduced;

WHEREAS, it is now and has been the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law;

WHEREAS, the Articles of Incorporation and/or Bylaws of the Corporation require indemnification of the directors and permit indemnification of officers of the Corporation to the fullest extent permitted by the Oregon Business Corporation Act ("Act"); and the Act, and the Corporation's Articles of Incorporation and Bylaws contemplate that contracts may be entered into between the Corporation and directors and officers of the Corporation with respect to indemnification of such directors and officers;

WHEREAS, Indemnitee is unwilling to serve, or continue to serve, the Corporation as a director or officer without assurances that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided;

WHEREAS, Indemnitee does not regard the protection available under the Act, or the Corporation's or its Subsidiary's Articles of Incorporation, Bylaws and insurance adequate in the present circumstances;

WHEREAS, the Corporation desires Indemnitee to serve as a director or officer;
and

WHEREAS, the Corporation, in order to induce Indemnitee to serve or continue to serve the Corporation, has agreed to provide Indemnitee with the benefits contemplated by this Agreement which benefits are intended to supplement or replace, if necessary, liability insurance and supplement the indemnification and/or exculpation provided in the Corporation's Articles of Incorporation and/or Bylaws.



                                 Ex. 4.3 - 1

                                  AGREEMENT

NOW, THEREFORE, in consideration of the Premises set forth and the agreements herein expressed, the Corporation and Indemnitee agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders a resignation in writing.

2.   Definitions. As used in this Agreement:

     2.1 The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

     2.2 The term "Expenses" includes, without limitation, all expenses of investigations, judicial or administrative proceedings or appeals, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 11 of this Agreement, including amounts paid in settlement by Indemnitee with the Corporation's consent, which consent shall not be withheld unreasonably, but shall not include the amount of any judgments or fines against Indemnitee.

     2.3 References to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.

3. Indemnification in Third-Party Proceedings. The Corporation shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party or threatened to be made a party to, or otherwise incurs expenses in connection with any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually incurred by Indemnitee in connection with such Proceeding, but only if Indemnitee acted in good faith and in a


                                 Ex. 4.3 - 2
     manner which Indemnitee reasonably believed to be in, or not opposed to, the best interest of the Corporation and, in the case of criminal proceedings, in addition, did not knowingly violate the law.

4. Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party or threatened to be made a party to, or otherwise incurs expenses in connection with any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation.

5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses actually incurred in connection therewith.

6. Indemnification in Proceeding by the Corporation or its Shareholders for Monetary Damages for Conduct as a Director. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 6 if Indemnitee is a party or threatened to be made a party to, or otherwise incurs expenses in connection with any Proceeding by the Corporation or its Shareholders against all personal liability of the Indemnitee for monetary damages for conduct as a director and/or officer of the Corporation; provided further, Indemnitee shall not be indemnified for (i) any breach of Indemnitee's duty of loyalty as a director or officer of the Corporation to the Corporation or its Shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any unlawful distribution under the Act, or (iv) any transaction from which the Indemnitee derived an improper personal benefit while serving as a director or officer of the Corporation.

7.   Additional Indemnification.

     7.1 Notwithstanding any limitation in Sections 3, 4, 5 or 6, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party or threatened to be made a party to, or otherwise incurs expenses in connection with any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually incurred by Indemnitee in connection with such Proceeding, provided that no indemnity shall be made under this Section 7.1 on account of Indemnitee's conduct which constitutes a breach of Indemnitee's duty of loyalty to the Corporation or its stockholders, is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, results from an unlawful distribution under the Act, or results in Indemnitee having derived an improper personal benefit.



                                 Ex. 4.3 - 3

     7.2 For purposes of Section 7.1, the meaning of the phrase "to the fullest extent permitted by law" shall include, but no be limited to:

          7.2.1 The fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act, and

          7.2.2 The fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

8.   Exclusions.   Notwithstanding  any  provision  in  this  Agreement,   the
     Corporation shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

     8.1 For which payment had actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under such insurance or other indemnity provision;

     8.2 For any transaction from which Indemnitee derived an improper personal benefit;

     8.3 For an accounting of profits made from the purchase and sale by Indemnitee of securities of the Corporation within the meaning of
          Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law;

     8.4 If a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefor, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

     8.5 In connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless
          (i) such  indemnification  is expressly  required to be made by law,
          (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, or (iv) the proceeding is initiated pursuant to Section 12 hereof and Indemnitee is successful in whole or in part in such proceeding.



                                 Ex. 4.3 - 4

9. Advances of Expenses. The Expenses incurred by Indemnitee in any Proceeding shall be paid by the Corporation in advance at the written request of Indemnitee, if Indemnitee:

     9.1 Furnishes the Corporation a written affirmation of the Indemnitee's good faith belief that Indemnitee is entitled to be indemnified by the Corporation under this Agreement; and

     9.2 Furnishes the Corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that Indemnitee is not entitled to be indemnified by the Corporation. Such advances shall be made without regard to Indemnitee's ability to repay such expenses and without regard to Indemnitee's ultimate entitlement to the indemnification under the provisions of this Agreement.

10. Notification and Defense of Claim. Not later than fifteen (15) days after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; provided, however, that the omission to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

     10.1 The Corporation will be entitled to participate therein at its own expense.

     10.2 Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with legal counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ separate counsel in such Proceeding, but the Corporation shall not be liable to Indemnitee under this Agreement, including Section 8 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) Indemnitee reasonably concludes that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding, or (ii) the Corporation does not employ counsel to assume the defense of such Proceeding within a reasonable period. Indemnitee shall be promptly notified of the employment of such counsel. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in (i) above of the other parties required by the Corporation to be represented by the same legal counsel.

     10.3 If two or more person who may be entitled to indemnification from the Corporation, including the Indemnitee, are parties to any Proceeding, the Corporation may require Indemnitee to engage that same legal counsel as to the other parties. Indemnitee shall have the right to employ separate legal counsel in such Proceeding, but the Corporation shall not be liable to Indemnitee under this


                                 Ex. 4.3 - 5

          Agreement, including Section 8 hereof, for the fees and expenses of such counsel incurred after notice from the Corporation of the requirement to engage the same counsel as other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between Indemnitee and any of the other parties required b the Corporation to be represented by the same legal counsel.

     10.4 The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be withheld unreasonably. Indemnitee shall permit the Corporation to settle any Proceeding, the defense of which it assumes, except that the Corporation shall not be permitted to settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent, which may be given or withheld in Indemnitee's sole discretion.

11. Procedure upon Application for Indemnification. Any indemnification under Sections 3, 4, 5, 6 or 7 of this Agreement shall be made no later than 90 days after receipt of the written request of Indemnitee for such indemnification and shall not require that a determination be made in accordance with the Act by the persons specified in the Act that indemnification is required under this Agreement, provided, however, that unless it is ordered by a court in a enforcement action under Section 12 of this Agreement, no such indemnification shall be made if a determination is made within such 90-day period by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that Indemnitee is not entitled to indemnification under this Agreement.

12. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within 90 days of a written request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the reasonable expense, including attorneys' fees, of prosecuting the claim; the Corporation shall not be entitled to its expenses whether or not successful in whole or in part. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 9 hereof if the required affirmation and undertaking have been tendered to the Corporation) that Indemnitee is not entitled to indemnification under this Agreement, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to make a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. The termination of any Proceeding by judgment, order of court, settlement,


                                 Ex. 4.3 - 6
     conviction or upon a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

13. Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgment, fines and amounts paid in settlement actually incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall indemnify Indemnitee for the portion of such Expenses, judgments, fines and amounts paid in settlement to which Indemnitee is entitled.

14. Non-exclusivity and Continuity of Rights. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee ceases to be a director or officer of the Corporation and shall inure to the benefit of the heirs and personal representatives of Indemnitee.

15. Severability. If this Agreement or any portion thereof is invalidated on any ground by any court of competent jurisdiction, the Corporation shall indemnify Indemnitee as to Expenses, judgments, fines and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that is not invalidated or by any other applicable law.

16. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

17. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such a waiver constitute a continuing waiver.

18. Notices. Ail notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given
     (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, at the time of such delivery, or (b) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it so mailed:

     18.1 If to Indemnitee, at the address indicated on the signature page hereof.



                                 Ex. 4.3 - 7

     18.2 If to the Corporation, to:

                Timberline Software Corporation
                Attention Legal
                15195 NW Greenbrier Parkway
                Beaverton, Oregon  97006-5701

     or to such other addresses as may have been furnished to either party by the other party.

19. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Oregon.

IN WITNESS WHEREOF, the Corporation and the Indemnitee have executed this Agreement the date first above written with the intent that they be legally and equitably bound by its terms.


CORPORATION:

Timberline Software Corporation

By:  /s/ Carl Asai
     -------------------------------------------------
     Carl Asai, Senior Vice President, Finance and CFO


INDEMNITEE:

By:  /s/ Thomas Coleman
     --------------------------------------------------
     Thomas Coleman
     15195 NW Greenbrier Parkway
     Beaverton,  OR  97006-5701



                                 Ex. 4.3 - 8